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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


Date of Report:     September 30, 1996
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                     Atlantic Gulf Communities Corporation
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               (Exact Name of Registrant as Specified in Charter)



Delaware                                1-8967                    59-0720444
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(State or Other Jurisdiction          (Commission               (IRS Employer
of Incorporation)                     File Number)        Identification No.)


2601 S. Bayshore Drive, Miami, Florida                              33133
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's Telephone No., Including Area Code:  (305) 859-4000
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Item 5 - Other Events


     On September 30, 1996, Atlantic Gulf Communities Corporation (the "Company") closed on three credit facilities totalling $85 million provided by Foothill Capital Corporation ("Foothill"), including a two-year extension of the Company's existing $20 million working capital facility. Certain information with respect to the structure and terms of these facilities was provided in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

     A portion of the proceeds from these facilities was used to refinance the approximately $37.8 million of the Company's secured floating rate notes and to extend their maturity from December 31, 1996 to June 30, 1998. The Company used additional proceeds, along with cash on hand and the issuance of warrants to purchase up to 1,500,000 shares of the Company's common stock at $6.50 per share, to prepay at a discount its $54.9 million of secured cash flow notes due December 31, 1998. The warrants have a term of ten years from their date of issuance and, subject to certain events which would accelerate their exercisability, become exercisable one year after their date of issuance. The warrants and the common stock issuable upon exercise of the warrants were not registered under the Securities Act of 1993, as amended, and therefore are not freely transferable, but the common stock issuable upon the exercise of the warrants is entitled to certain rights to registration under the Securities Act and applicable state securities laws.

     Under the facilities provided by Foothill, the Company has up to $19 million of additional funds available which may be applied, if necessary, to the payment of the $41.7 million of the Company's 12% unsecured notes due December 31, 1996.

     The Company's ability to pay on a timely basis its corporate debt will depend on certain factors beyond its control, including closings on real property sales, business conditions, general economic conditions, interest rates and competitive factors. For additional information, see the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.




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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                Atlantic Gulf Communities Corporation



Date:  October 4, 1996          By: /s/ John H. Fischer
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                                    John H. Fischer
                                    Vice President and Treasurer